Contact:    Eugene S. Putnam, Jr.
            Corporate Finance
            804/782-5619

Crestar Announces $150 Million 6-1/2 Percent Subordinated
Debt Offering

Richmond, VA, January 23, 1998 - Crestar Financial
Corporation announced today the sale of $150 million of 6-
1/2 percent subordinated notes due January 15, 2018 through UBS Securities, Lehman Brothers and Morgan Stanley Dean
Witter. The notes are putable and callable under certain conditions on January 15, 2008.

Crestar Financial Corporation is the holding company for Crestar Bank with 566 banking offices in Virginia, Maryland and the District of Columbia. Other subsidiaries provide insurance, leasing, mortgage banking and full-service securities and investment advisory services. At December
31, 1997, Crestar had total assets of $24.9 billion and total deposits of $16.4 billion. Equity capital of $2.1 billion represented a 8.3% of total assets.

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